UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 16, 2017

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2017, effective upon completion of the merger of Tammcorp, Inc. ("Tammcorp") with and into Southern Missouri Acquisition II Corp ("Merger Sub"), a wholly owned subsidiary of Southern Missouri Bancorp, Inc. ("Southern Missouri"), and the merger of Capaha Bank, a subsidiary of Tammcorp, with and into Southern Bank, a wholly owned subsidiary of Southern Missouri, John R. Abercrombie, President and Chief Executive Officer of Tammcorp and Capaha Bank, became a director of Southern Missouri and Southern Bank.  Mr. Abercrombie's term as a director of Southern Missouri will expire at the 2019 annual meeting of Southern Missouri shareholders.  The Board committees to which Mr. Abercrombie will be appointed have not yet been determined.  The appointment of Mr. Abercrombie as a director of Southern Missouri was contemplated by and made in accordance with the Agreement and Plan of Merger, dated as of January 11, 2017, by and between Southern Missouri and Tammcorp.
As a director of Southern Missouri and Southern Bank, Mr. Abercrombie is expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of Southern Missouri and Southern Bank.  A description of this arrangement is contained under the heading "Compensation of Directors" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on September 27, 2016 and is incorporated herein by reference.
Item 8.01.	Other Events.

Effective June 16, 2017, Southern Missouri completed its previously announced acquisition of Tammcorp through the merger of Tammcorp with and into Merger Sub (the "Merger"), followed by the merger of Merger Sub with and into Southern Missouri. Also following the Merger, Capaha Bank was merged with and into Southern Bank.
Upon completion of the Merger, each share of Tammcorp common stock and Tammcorp Class A preferred stock (on an as-converted basis to shares of Tammcorp common stock in accordance with Tammcorp's articles of incorporation) converted into the right to receive 50.4724 shares of Southern Missouri common stock, with cash payable in lieu of fractional Southern Missouri shares, and $1,617.64 in cash (the "Merger Consideration").
Southern Missouri issued an aggregate of approximately 346,594 shares of common stock for the stock portion of the Merger Consideration and paid an aggregate of approximately $11.1 million for the cash portion of the Merger Consideration.
A copy of the press release Southern Missouri issued announcing completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

  (d)  Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release of Southern Missouri Bancorp, Inc. dated June 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: June 21, 2017	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Southern Missouri Bancorp, Inc. dated June 16, 2017

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